EXHIBIT 10(j)(2)

AMENDMENT NO. 3

TO THE

XEROX UNIVERSAL LIFE PLAN

W I T N E S S E T H:

WHEREAS, Xerox Corporation (the “Company”) has established the Xerox Universal Life Plan which is presently set forth in the “Xerox Universal Life Plan”, as amended by Amendment Nos. 1 and 2 (hereinafter referred to as the “Plan”), and

WHEREAS, the Company desires to amend the Plan,

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Section 1.20 shall be amended to read in its entirety as follows:

“1.20 “Plan” shall mean this Xerox Universal Life Plan, which shall be evidenced by this instrument, by each Participation Agreement and by the Metropolitan Life Insurance Company GVUL Plan Agreement which is hereby incorporated by reference.”

2. Section 2.1(b) shall be amended to read in its entirety as follows:

“(b) For each Employee who becomes an Eligible Employee, coverage under an Insurance Policy shall begin on the first day of the month following the date such individual is designated as an Eligible Employee and a properly completed application is timely received by the Insurer in connection with the Insurance Policy (provided such application is received within the 60-day period following the date such application is mailed to the Employee ).”

3. Section 2.1(c) shall be amended to read in its entirety as follows:

“(c) For each Eligible Employee who is hired as an Eligible Employee, coverage under an Insurance Policy shall begin on the first of the month coincident with or next following such Eligible Employee’s date of hire and the timely receipt of a properly completed application by the Insurer (provided such application is received within the 60-day period following the date such application is mailed to the Employee).”

4. The title of Article VI shall be amended to read in its entirety as follows:

“Article VI

Termination, Amendment, Modification or Supplement of Plan”

This amendment is effective as of the date hereof. In all other respects the Plan shall remain unchanged.

IN WITNESS WHEREOF, the Company has caused this Amendment to be signed as of the 1st day of August, 2006.

XEROX CORPORATION

Patricia M. Nazemetz
By:
Vice President